Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Elventix Technology Corporation (the “Company”) on Form 10-Q for the quarter ended February 28, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tallis Mateus Da Silva, Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

ELVENTIX TECHNOLOGY CORPORATION

Date: April 3, 2026	By:	/s/	Tallis Mateus Da Silva
		Name:	Tallis Mateus Da Silva
		Title:	President, Director, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)